The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these notes and it is not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated October 4, 2021

PRELIMINARY PRICING SUPPLEMENT No. G315

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–B dated June 18, 2020,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Index Linked Notes

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 October 4, 2021
Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity Notes Linked to a Global Index Basket due October 15, 2029

■  Linked to a global index basket comprised of the Dow Jones Industrial Average™ (25%); the EURO STOXX 50® Index (25%); the FTSE® 100 Index (25%); and the Tokyo Stock Price Index (25%) (the “Basket”)

■  Potential for a positive return at maturity based on the performance of the Basket from its starting level to its ending level. The maturity payment amount will reflect the following terms:

■  If the ending level is greater than the starting level, you will receive the original offering price plus 100% participation in the upside performance of the Basket, subject to a maximum return at stated maturity of 60% to 70% (to be determined on the pricing date) of the original offering price. As a result of the maximum return, the maximum maturity payment amount will be $1,600 to $1,700

■  If the ending level is equal to or less than the starting level, you will be repaid the original offering price, but you will not receive any positive return on your investment

■  Repayment of principal at maturity regardless of Basket performance (subject to issuer credit risk)

■  All payments on the notes are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■  No periodic interest payments or dividends

■  No exchange listing; you should be willing and able to hold your notes to stated maturity

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 in this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Note	$1,000.00	$46.20	$953.80
Total
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the notes. WFS will receive an agent discount of up to $46.20 per note. The agent may resell the notes to other securities dealers at the original offering price less a concession not in excess of $25 per note. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $1.20 per note of the agent discount to WFA as a distribution expense fee for each note sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2)	Credit Suisse may pay a fee of up to $1.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the notes on the pricing date will be between $900.00 and $953.80 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the notes (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The notes are unsecured obligations of Credit Suisse, and all payments on the notes are subject to the credit risk of Credit Suisse.

The notes are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Additional Information about the Issuer and the Notes

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer on the date the notes are priced. We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these notes are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–B dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011955/dp130588_424b2-ps1b.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the notes described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the notes and the owner of any beneficial interest in the notes, amend the notes to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the notes involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the notes.

PRS-2

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Investor Considerations

We have designed the notes for investors who:

▪	seek 100% exposure to the upside performance of the Basket if the ending level is greater than the starting level, subject to the maximum return at stated maturity of 60% to 70% (to be determined on the pricing date) of the original offering price;

▪	seek the repayment of the original offering price at maturity regardless of the performance of the Basket;

▪	are willing to forgo interest payments on the notes and dividends on securities included in the Basket Components; and

▪	are willing to hold the notes to stated maturity.

The notes are not designed for, and may not be an appropriate investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the notes to stated maturity;

▪	seek certainty of receiving a positive return on their investment;

▪	seek uncapped exposure to the upside performance of the Basket;

▪	are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	seek current income;

▪	are unwilling to accept the risk of exposure to the U.S. equity market and certain non-U.S. equity markets;

▪	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the notes;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Terms of the Notes
Market Measure:	A basket (the “Basket”) comprised of the following equally weighted basket components (each, a “Basket Component” and, together, the “Basket Components”), with the return of each Basket Component having the weighting noted parenthetically: the Dow Jones Industrial Average™ (25%); the EURO STOXX 50® Index (25%); the FTSE® 100 Index (25%); and the Tokyo Stock Price Index (25%)
Pricing Date:	October 8, 2021
Issue Date:	October 14, 2021
Original Offering Price:	$1,000 per note. References in this pricing supplement to a “note” are to a note with an original offering price of $1,000.
Calculation Day:	October 5, 2029. If such day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. The calculation day for a Basket Component may also be postponed due to the occurrence of a market disruption event with respect to such Basket Component. See “Additional Terms of the Notes—Market Disruption Events” below. To the extent that we make any change to the expected pricing date or expected issue date, the calculation day may also be changed in our discretion to ensure that the term of the notes remains the same.
Maturity Payment Amount:

The “maturity payment amount” per note will equal:

•     if the ending level is greater than the starting level: $1,000 plus the lesser of:

(i)    , and

(ii)     the maximum return;

•     if the ending level is less than or equal to the starting level: $1,000

All payments on the notes are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Stated Maturity:	October 15, 2029. If the calculation day is postponed for any Basket Component, the stated maturity will be the later of (i) October 15, 2029 and (ii) three business days after such calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Notes—Market Disruption Events” below. To the extent that we make any change to the expected pricing date or expected issue date, stated maturity may also be changed in our discretion to ensure that the term of the notes remains the same. If stated maturity is not a business day, the payment to be made at stated maturity will be made on the next succeeding business day with the same force and effect as if it had been made at stated maturity. The notes are not subject to redemption by Credit Suisse or repayment at the option of any holder of the notes prior to stated maturity. No interest or other payment will be payable hereon because of any such postponement of the stated maturity.

PRS-4

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Starting Level:	The “starting level” is 100.
Ending Level:	The “ending level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 25% of the component return of the Dow Jones Industrial Average™; (B) 25% of the component return of the EURO STOXX 50® Index; (C) 25% of the component return of the FTSE® 100 Index; and (D) 25% of the component return of the Tokyo Stock Price Index.
Component Return:

The “component return” of a Basket Component will be equal to:

final component level – initial component level

initial component level

where,

•     the “initial component level” will be the closing level of such Basket Component on the pricing date; and

•     the “final component level” will be the closing level of such Basket Component on the calculation day.

Maximum Return:	The “maximum return” will be determined on the pricing date and will be within the range of 60% to 70% of the original offering price per note ($600 to $700 per note, to be determined on the pricing date). As a result of the maximum return, the maximum maturity payment amount of the notes will be $1,600 to $1,700 per note.
Participation Rate:	100%
Calculation Agent:	Credit Suisse International
No Listing:	The notes will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the notes and will receive an agent discount of up to $46.20 per note. The agent may resell the notes to other securities dealers at the original offering price of the notes less a concession not in excess of $25 per note. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS will pay $1.20 per note of the agent’s discount to WFA as a distribution expense fee for each note sold by WFA.

In addition, Credit Suisse may pay a fee of up to $1.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

We expect to deliver the notes against payment for the notes on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the issue date is more than two business days after the pricing date, purchasers who wish to transact in the notes more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Prohibition of Sales to European Economic Area Retail Investors

Any notes which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)      the expression “retail investor” means a person who is one (or more) of the following:

(i)     a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

PRS-5

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

(ii)       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)      the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Any notes which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)    the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)       a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)      not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

   (b)         the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Denominations:	$1,000 and any integral multiple of $1,000.
Events of Default:

With respect to these notes, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•     a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

PRS-6

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

CUSIP:	22552XWS8

PRS-7

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Supplemental Terms of the Notes

For purposes of the notes offered by this pricing supplement, all references to each of the following terms used in any product supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Trade date	Pricing date
Principal amount	Original offering price
Valuation date	Calculation day
Maturity date	Stated maturity
Initial level	Starting level
Final level	Ending level

PRS-8

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Determining Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per note (the maturity payment amount) calculated as follows:

PRS-9

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Hypothetical Payout Profile

The following profile is based on a hypothetical maximum return of 65% or $650 per note (the midpoint of the specified range for the maximum return) and a participation rate of 100%. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual maximum return and whether you hold your notes to maturity.

PRS-10

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Selected Risk Considerations

The notes have complex features and investing in the notes will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement, the underlying supplement, any product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the notes involves significant risks. This section describes material risks relating to an investment in the notes.

Risks Relating to the Notes Generally

You May Not Receive Any Positive Return On The Notes.

You will receive a positive return on the notes only if the ending level is greater than the starting level. Because the levels of the Basket Components will be subject to market fluctuations, the ending level may be less than the starting level, in which case you will only receive the original offering price of your notes at stated maturity. Even if the ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price.

Regardless Of The Amount Of Any Payment You Receive On The Notes, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the notes to be less at stated maturity than it is at the time you invest. An investment in the notes also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Potential Return On The Notes Is Limited To The Maximum Return.

The appreciation potential of the notes will be limited to the maximum return, regardless of any appreciation of the Basket, which may be significant. The Basket may appreciate by significantly more than the percentage represented by the maximum return, in which case an investment in the notes will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Basket.

No Periodic Interest Will Be Paid On The Notes.

We will not pay interest on the notes. You may receive less at stated maturity than you could have earned on ordinary interest bearing debt securities with similar maturities, including other of our debt securities, since the maturity payment amount is based on the appreciation or depreciation of the Basket.

Stated Maturity May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day with respect to any Basket Component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to any Basket Component on the calculation day. If such a postponement occurs, stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after the postponed calculation day.

The U.S. Federal Tax Consequences Of An Investment In The Notes Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the notes are uncertain, and the IRS or a court might not agree with the treatment of the notes as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the notes, the tax consequences of the ownership and disposition of the notes, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the notes described herein is respected, there is a substantial risk that a note will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the notes, possibly retroactively.

Risks Relating to the Basket Components

Changes In The Values Of The Basket Components May Offset Each Other.

PRS-11

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Movements in the levels of the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of one or more of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the return of the Basket, increases in the level of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Components.

The Closing Level Of The Basket Components Other Than The Dow Jones Industrial Average™, The “Foreign Basket Components,” Will Not Be Adjusted For Changes In Exchange Rates Relative To The U.S. Dollar Even Though The Equity Securities Included In The Foreign Basket Components Are Traded In A Foreign Currency And The Notes Are Denominated In U.S. Dollars.

The value of your notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the equity securities included in the foreign Basket Components are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the notes, you will not receive any additional payment or incur any reduction in your return, if any, at stated maturity.

Foreign Securities Markets Risk.

Some or all of the equity securities included in the foreign Basket Components are issued by foreign companies and trade in foreign securities markets. Investments in the notes therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the foreign Basket Components may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the foreign Basket Components, and therefore the performance of the Basket and the value of the notes.

Historical Performance Of Any Basket Component Is Not Indicative Of Its Future Performance.

The future performance of any Basket Component cannot be predicted based on its historical performance. We cannot guarantee that the closing level of any Basket Component will be at a level that would result in a positive return on your overall investment in the notes.

We And Our Affiliates Generally Do Not Have Any Affiliation With Any Basket Component Or Basket Component Sponsor And Are Not Responsible For Its Public Disclosure of Information.

We and our affiliates generally are not affiliated with any Basket Component or index sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a Basket Component contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the Basket Components.

Changes To Any Basket Component Could Adversely Affect The Notes.

The index sponsor can add, delete or substitute the components included in any Basket Component, make other methodological changes that could change the level of any Basket Component, or discontinue or suspend calculation or dissemination of any Basket Component at any time. If one or more of these events occurs, the calculation of the amount payable at stated maturity will be adjusted to reflect such event or events. Please refer to “Additional Terms of the Notes—Adjustments to a Basket Component” and “Additional Terms of the Notes—Discontinuance of a Basket Component” herein. Any of these actions could adversely affect the amount payable in respect of the notes and/or the value of the notes.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By Any Basket Component.

We cannot control the actions of any issuers of the equity securities included in or held by any Basket Component. Actions by such issuers may have an adverse effect on the level of a Basket Component and, consequently, on the value of the notes.

No Ownership Rights Relating To The Basket Components.

Your return on the notes will not reflect the return you would realize if you actually owned the equity securities that comprise the Basket Components. The return on your investment is not the same as the total return you would receive based on the purchase of the equity securities that comprise the Basket Components.

PRS-12

Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

No Dividend Payments Or Voting Rights.

As a holder of the notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Basket Components.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Basket Components And Could Negatively Affect Your Return On The Notes.

Government regulatory action, including legislative acts and executive orders, could materially affect the Basket Components. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the notes.

Risks Relating to the Issuer

The Notes Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the notes and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the notes. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the notes prior to stated maturity.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the notes and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the notes.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Stated Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the notes, including in instruments related to the Basket Components. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade instruments related to the Basket Components from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the notes could adversely affect our payment to you at stated maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent for the offering of the notes, hedging our obligations under the notes and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the notes. Further, hedging activities may adversely affect any payment on or the value of the notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

Unpredictable Economic And Market Factors Will Affect The Value Of The Notes.

The payout on the notes can be replicated using a combination of the components described in “The Estimated Value Of The Notes On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the levels of any Basket Component, the terms of the notes at issuance and the value of the notes prior to stated maturity may be influenced by factors that impact the value of fixed income notes and options in general such as:

o	the expected and actual volatility of the Basket and the Basket Components;

o	the expected and actual correlation, if any, between the Basket Components;

o	the time to stated maturity of the notes;

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Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

o	the dividend rate on the equity notes included in the Basket Components;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Basket Components or markets generally and which may affect the levels of the Basket Components; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to stated maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Notes On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your notes on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the notes includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the notes and the cost of hedging our risks as issuer of the notes through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the notes. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the notes (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the notes in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the notes can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the notes at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to stated maturity of the notes, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

On The Pricing Date The Internal Funding Rate We Use In Structuring Securities Such As These Notes Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Notes Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Notes.

The internal funding rate we use in structuring securities such as these notes is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the notes will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the notes. We will also use our internal funding rate to determine the price of the notes if we post a bid to repurchase your notes in secondary market transactions. See “The Estimated Value Of The Notes Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Notes From You In The Secondary Market” below.

The Estimated Value Of The Notes Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Notes From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your notes in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the notes on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the notes on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the notes in the secondary market (if any exists) at any time. The secondary market price of your notes at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing

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Notes Linked to a Global Index Basket due October 15, 2029

models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your notes could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the notes and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your notes will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your notes to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your notes may be lower than the price at which we may repurchase the notes from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the notes from you at a price that will exceed the then-current estimated value of the notes. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately six months.

The notes are not designed to be short-term trading instruments and any sale prior to stated maturity could result in a substantial loss to you. You should be willing and able to hold your notes to stated maturity.

The Notes Will Not Be Listed On Any Securities Exchange And A Trading Market For The Notes May Not Develop.

The notes will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes when you wish to do so. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the notes. If you have to sell your notes prior to stated maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the notes may be used in connection with hedging our obligations under the notes through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the notes (including on the calculation day) could adversely affect the level of the Basket and, as a result, could decrease the amount you may receive on the notes at stated maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

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Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Hypothetical Returns

The following table illustrates, for a hypothetical maximum return of 65% or $650 per note (the midpoint of the specified range of the maximum return) and a range of hypothetical percentage changes from the hypothetical starting level to the hypothetical ending level of the Basket:

•	the hypothetical maturity payment amount per note; and

•	the hypothetical total rate of return.

Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical maturity payment amount per note	Hypothetical total rate of return
100.00%	$1,650	65.00%
75.00%	$1,650	65.00%
65.00%	$1,650	65.00%
50.00%	$1,500	50.00%
40.00%	$1,400	40.00%
30.00%	$1,300	30.00%
20.00%	$1,200	20.00%
10.00%	$1,100	10.00%
0.00%	$1,000	0.00%
-5.00%	$1,000	0.00%
-7.50%	$1,000	0.00%
-10.00%	$1,000	0.00%
-20.00%	$1,000	0.00%
-30.00%	$1,000	0.00%
-40.00%	$1,000	0.00%
-50.00%	$1,000	0.00%
-75.00%	$1,000	0.00%
-100.00%	$1,000	0.00%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting rate of return will depend on the actual ending level and maximum return.

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Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Hypothetical Maturity Payment Amounts

Set forth below are three examples of maturity payment amount calculations, reflecting a hypothetical maximum return of 65% or $650 per note (the midpoint of the specified range for the maximum return). The terms used for purposes of these hypothetical examples do not represent the actual ending level, initial component levels or final component levels. The hypothetical initial component level of 100.00 for each Basket Component has been chosen for illustrative purposes only and does not represent the actual initial component level of any Basket Component. The actual initial component level for each Basket Component will be determined on the pricing date and will be set forth under “Terms of the Notes” above. For historical data regarding the actual closing levels of the Basket Components and the performance of the Basket, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The level of the Basket increases by 5% from the starting level to the ending level. The maturity payment amount is greater than the original offering price but less than the maximum return:

	Dow Jones Industrial Average™	EURO STOXX 50® Index	FTSE® 100 Index	Tokyo Stock Price Index
Hypothetical Initial Component Level	100.00	100.00	100.00	100.00
Hypothetical Final Component Level	107.00	106.00	104.00	103.00
Component Return	7.00%	6.00%	4.00%	3.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (25% × 7.00%) + (25% × 6.00%) + (25% × 4.00%) + (25% × 3.00%)] = 105

Since the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount would equal $1,000 plus the lesser of:

(i) ;

and (ii) the maximum return;

That is, $1,000 plus the lesser of:

(i);

and (ii)

At stated maturity you would receive $1,050 per note.

Example 2. The level of the Basket increases by 80% from the starting level to the ending level. The maturity payment amount is equal to the maximum return:

	Dow Jones Industrial Average™	EURO STOXX 50® Index	FTSE® 100 Index	Tokyo Stock Price Index
Hypothetical Initial Component Level	100.00	100.00	100.00	100.00
Hypothetical Final Component Level	205.00	175.00	150.00	190.00
Component Return	105.00%	75.00%	50.00%	90.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (25% × 105.00%) + (25% × 75.00%) + (25% × 50.00%) + (25% × 90.00%)] = 180

Since the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount would equal $1,000 plus the lesser of:

(i) ;

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and (ii) the maximum return;

That is, $1,000 plus the lesser of:

(i);

and (ii)

At stated maturity you would receive $1,650 per note.

Example 3. The level of the Basket decreases by 5% from the starting level to the ending level. The maturity payment amount is equal to the original offering price:

	Dow Jones Industrial Average™	EURO STOXX 50® Index	FTSE® 100 Index	Tokyo Stock Price Index
Hypothetical Initial Component Level	100.00	100.00	100.00	100.00
Hypothetical Final Component Level	80.00	110.00	110.00	80.00
Component Return	-20.00%	10.00%	10.00%	-20.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (25% × -20.00%) + (25% × 10.00%) + (25% × 10.00%) + (25% × -20.00%)] = 95

Since the hypothetical ending level is less than the hypothetical starting level, the maturity payment amount per note would equal the original offering price.

At stated maturity you would receive $1,000 per note.

To the extent that the component returns, ending level and maximum return differ from the values assumed above, the results indicated above would be different.

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Notes Linked to a Global Index Basket due October 15, 2029

Additional Terms of the Notes

The notes are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the notes described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to the Dow Jones Industrial Average™ means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Basket Component are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50® Index, the FTSE® 100 Index or the Tokyo Stock Price Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of the applicable Basket Component and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying a Basket Component means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for a Basket Component means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Basket Component.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the notes and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing levels of the Basket Components under certain circumstances;

•	determine if adjustments are required to the closing level of a Basket Component under various circumstances; and

•

if publication of a Basket Component is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of such Basket Component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the Dow Jones Industrial Average™, the FTSE® 100 Index or the Tokyo Stock Price Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Basket Component or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Basket Component or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

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Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Basket Component or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Component or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Basket Component or any successor equity index are traded or any related futures or options exchange with respect to such Basket Component or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying such Basket Component or successor equity index or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Dow Jones Industrial Average™, the FTSE® 100 Index or the Tokyo Stock Price Index:

(1)	the relevant percentage contribution of a security to the level of such Basket Component or any successor equity index will be based on a comparison of (x) the portion of the level of such Basket Component attributable to that security and (y) the overall level of such Basket Component or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Basket Component or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Basket Component or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Basket Component or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Basket Component or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Basket Component or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Basket Component or any successor equity index on which each relevant stock exchange for the securities underlying such Basket Component or any successor equity index and each related futures or options exchange with respect to such Basket Component or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the EURO STOXX 50® Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

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Notes Linked to a Global Index Basket due October 15, 2029

(A)

Any of the following events occurs or exists with respect to any security included in such Basket Component or any successor equity index, and the aggregate of all securities included in such Basket Component or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Basket Component or successor equity index:

•     a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•     any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•     the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)

Any of the following events occurs or exists with respect to futures or options contracts relating to such Basket Component or any successor equity index:

•     a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•     any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Basket Component or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•     the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Basket Component or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Basket Component or successor equity index and no successor index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the EURO STOXX 50® Index:

(1)	the relevant percentage contribution of a security included in such Basket Component or any successor equity index to the level of such Basket Component will be based on a comparison of (x) the portion of the level of such Basket Component attributable to that security to (y) the overall level of such Basket Component, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)

an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such Basket Component or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

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Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

If a market disruption event occurs or is continuing with respect to a Basket Component on the calculation day, then the calculation day for such Basket Component will be postponed to the first succeeding trading day for such Basket Component on which a market disruption event for such Basket Component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Basket Component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Basket Component. If the calculation day has been postponed eight trading days for a Basket Component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Basket Component on such eighth trading day, the calculation agent will determine the closing level of such Basket Component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such Basket Component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the Dow Jones Industrial Average™, the FTSE® 100 Index or the Tokyo Stock Price Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Basket Component is calculated and published by the relevant index sponsor) on such date of each security included in such Basket Component.

As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the Dow Jones Industrial Average™, the FTSE® 100 Index or the Tokyo Stock Price Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Basket Component is calculated and published by the relevant index sponsor. Notwithstanding a postponement of the calculation day for one Basket Component due to a market disruption event with respect to such Basket Component, the originally scheduled calculation day will remain the calculation day for the other Basket Components if such other Basket Components are not affected by a market disruption event.

Adjustments to a Basket Component

If at any time the method of calculating a Basket Component or a successor equity index, or the closing level thereof, is changed in a material respect, or if a Basket Component or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Basket Component or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Basket Component or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating a Basket Component or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Basket Component or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of a Basket Component

If a sponsor or publisher of a Basket Component (each, an “index sponsor”) discontinues publication of a Basket, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Basket Component (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Basket Component on any date of determination. Upon any selection by the calculation agent of a successor equity index, Credit Suisse will cause notice to be given to holders of the notes.

In the event that an index sponsor discontinues publication of a Basket Component prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Basket Component in accordance with the formula for and method of calculating such Basket Component last in effect prior to the discontinuance, but using only those securities that comprised such Basket Component immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Basket Component, the successor equity index or level will be used as a substitute for such index for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day an index sponsor fails to calculate and announce the level of a Basket Component, the calculation agent will calculate a substitute closing level of such Basket Component in accordance with the formula for and method of calculating such Basket

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Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

Component last in effect prior to the failure, but using only those securities that comprised such Basket Component immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Basket Component, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, a Basket Component may adversely affect the value of the notes.

Events of Default and Acceleration

If an event of default with respect to the notes has occurred and is continuing, the amount payable to a holder of a note upon any acceleration permitted by the notes, with respect to each note, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

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Market Linked Notes— Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to a Global Index Basket due October 15, 2029

The Basket

The Basket will represent an equally weighted portfolio of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically: the Dow Jones Industrial Average™ (25%); the EURO STOXX 50® Index (25%); the FTSE® 100 Index (25%); and the Tokyo Stock Price Index (25%). The value of the Basket will increase or decrease depending upon the performance of the Basket Components. For more information regarding the Basket Components, see the information provided herein and in the accompanying underlying supplement.

While historical information on the level of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 4, 2016 to September 27, 2021, assuming that the Basket was constructed on January 4, 2016 with a starting level of 100 and that each of the Basket Components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.

The hypothetical historical Basket levels, as calculated solely for the purposes of the offering of the notes, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the notes. The hypothetical historical levels do not give an indication of future levels of the Basket.

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Notes Linked to a Global Index Basket due October 15, 2029

The Dow Jones Industrial Average™

The Dow Jones Industrial Average™ is a price-weighted index that seeks to measure of the performance of 30 U.S. blue-chip companies. See “The Reference Indices—The S&P Dow Jones Indices—The Dow Jones Industrial Average™” in the accompanying underlying supplement for additional information about the Dow Jones Industrial Average™.

Historical Information

We obtained the closing levels of the Dow Jones Industrial Average™ listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Dow Jones Industrial Average™ for the period from January 4, 2016 to September 27, 2021. The closing level on September 27, 2021 was 34869.37. The historical performance of the Dow Jones Industrial Average™ should not be taken as an indication of the future performance of the Dow Jones Industrial Average™ during the term of the notes.

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Notes Linked to a Global Index Basket due October 15, 2029

The EURO STOXX 50® Index

The EURO STOXX 50® Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “The Reference Indices—The STOXX Indices—The EURO STOXX 50® Index” in the accompanying underlying supplement for additional information about the EURO STOXX 50® Index.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 4, 2016 to September 27, 2021. The closing level on September 27, 2021 was 4165.48. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the notes.

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Notes Linked to a Global Index Basket due October 15, 2029

The FTSE® 100 Index

The FTSE® 100 Index is an equity index that is composed of 100 largest companied traded on the London Stock Exchange. See “The Reference Indices-The FTSE Russell Indices-The FTSE® 100 Index” in the accompanying underlying supplement for additional information about the FTSE® 100 Index.

Historical Information

We obtained the closing levels of the FTSE® 100 Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the FTSE® 100 Index for the period from January 4, 2016 to September 27, 2021. The closing level on September 27, 2021 was 7063.40. The historical performance of the FTSE® 100 Index should not be taken as an indication of the future performance of the FTSE® 100 Index during the term of the notes.

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The Tokyo Stock Price Index

The Tokyo Stock Price Index is a free-float adjusted market capitalization-weighted index developed by the Tokyo Stock Exchange (the “TSE”). The TOPIX® Index is calculated, maintained and published by the TSE. See “The Reference Indices- The Tokyo Stock Price Index” in the accompanying underlying supplement for additional information about the Tokyo Stock Price Index.

Historical Information

We obtained the closing levels of The Tokyo Stock Price Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Tokyo Stock Price Index for the period from January 4, 2016 to September 27, 2021. The closing level on September 27, 2021 was 2087.74. The historical performance of the Tokyo Stock Price Index should not be taken as an indication of the future performance of the Tokyo Stock Price Index during the term of the notes.

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Notes Linked to a Global Index Basket due October 15, 2029

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

In the opinion of our counsel, Davis Polk & Wardwell LLP, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying product supplement called “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Debt Instruments—Securities Treated as Contingent Payment Debt Instruments,” and the remaining discussion assumes that this treatment of the notes is respected.

If you are a U.S. Holder, you will be required to recognize interest income during the term of the notes at the “comparable yield,” which generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. We are required to construct a “projected payment schedule” in respect of the notes representing a payment the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield. Assuming you hold the notes until their maturity, the amount of interest you include in income based on the comparable yield in the taxable year in which the notes mature will be adjusted upward or downward to reflect the difference, if any, between the actual and projected payment on the notes at maturity as determined under the projected payment schedule.

Upon the sale, exchange or retirement of the notes prior to maturity, you generally will recognize gain or loss equal to the difference between the proceeds received and your adjusted tax basis in the notes. Your adjusted tax basis will equal your purchase price for the notes, increased by interest previously included in income on the notes. Any gain generally will be treated as ordinary income, and any loss generally will be treated as ordinary loss to the extent of prior interest inclusions on the note and as capital loss thereafter.

We will determine the comparable yield for the notes and will provide that comparable yield, and the projected payment schedule, in the final pricing supplement for the notes.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the notes.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the notes, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the notes, provided that (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an Internal Revenue Service (the “IRS”) notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the notes and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the notes should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the notes under Section 871(m) will be made as of the pricing date for the notes and it is possible that the notes will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the notes are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the notes.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the notes.

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You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the notes and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Appendix

The material included in this Appendix was prepared by WFS and will be distributed to investors in connection with the offering of the notes described in this pricing supplement. This material does not constitute terms of the notes. Instead, the notes will have the terms specified in the prospectus, the prospectus supplement, the product supplement and the underlying supplement, as supplemented or superseded by this pricing supplement.

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Market Linked Notes

Upside Participation to a Cap and Principal Return at Maturity

This material was prepared by Wells Fargo Securities, LLC, a registered broker- dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED NOTES WITH UPSIDE PARTICIPATION TO A CAP AND PRINCIPAL RETURN AT MATURITY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Notes with Upside Participation to a Cap and Principal Return at Maturity have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Notes with Upside Participation to a Cap and Principal Return at Maturity

Market Linked Notes with Upside Participation to a Cap and Principal Return at Maturity (“these Market Linked Notes”) offer a return linked to the performance of a market measure, such as an index, exchange-traded fund or a basket of indices or exchange-traded funds (the “underlying”). In contrast to a direct investment in the underlying, these Market Linked Notes provide for the repayment of principal at maturity even if the underlying declines (subject to the credit risk of the issuer), as well as the potential for a positive return at maturity based on the point to point performance of the underlying during the term of these Market Linked Notes, subject to a specified maximum return.

These Market Linked Notes are designed for investors who seek exposure to any positive performance of an underlying, but without the downside market risk of a direct investment in the underlying. In exchange for this protection against downside market risk, you must be willing to forgo interest payments, dividends (in the case of equity underlyings) and participation in any appreciation of the underlying beyond the maximum return. The potential for a positive return and the repayment of principal apply at maturity only and, if the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Notes are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

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The charts in this section do not reflect forgone dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%.

Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Notes with Upside Participation to a Cap and Principal Return at Maturity

These Market Linked Notes, if held until maturity, offer the repayment of principal and the potential to receive a positive return at maturity that is based on the performance of an underlying as measured from a specified starting level to the closing level of the underlying on a calculation day shortly before maturity (the ending level). While these Market Linked Notes limit against losses, they also limit upside return potential due to the specified maximum return, as explained below.

To understand how these Market Linked Notes would perform under varying market conditions, consider a hypothetical Market Linked Note with the following terms:

•	Principal return: 100%. These Market Linked Notes, if held until maturity, provide for the repayment of principal regardless of the performance of the underlying, subject to the ability of the issuer to make payments when due. If the issuer defaults on its payment obligations, you could lose your entire investment.

•	Participation rate: 100%. A participation rate determines how much of the appreciation of the underlying (if any) will be reflected in the payment at maturity on these Market Linked Notes, subject to the maximum return described below.

A participation rate of 100% means that if the underlying appreciates from its starting level to its ending level, you will receive a return at maturity equal to 100% of that appreciation, subject to the maximum return described below. For example, if the underlying appreciates by 10%, you would receive a return at maturity equal to 10% (which is 100% of 10%). For some issuances of these Market Linked Notes, the participation rate may be greater than 100%, in which case you will participate on a leveraged basis in any appreciation of the underlying from its starting level to its ending level, subject to the maximum return. For example, if the participation rate is 110% and the underlying appreciates by 10%, you would receive a return at maturity equal to 11% (which is 110% of 10%).

•	Maximum Return: 50%. A maximum return effectively sets a ceiling above which you will not participate in further appreciation of the underlying. A maximum return of 50% means that you will not receive a positive return of more than 50% of the original offering price of these Market Linked Notes at maturity, even if the underlying appreciates by more than 50%. This results in a maximum payment at maturity of 150% of the original offering price. Note that the maximum return effectively reduces the participation rate in scenarios where the participation rate multiplied by the appreciation of the underlying would exceed the maximum return. The maximum return on a Market Linked Note may be greater than or less than 50%.

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This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Notes with Upside Participation to a Cap and Principal Return at Maturity described above for a range of percentage changes from the starting level to the ending level.

This hypothetical Market Linked Note could outperform the underlying if the ending level of the underlying has declined from the starting level. Note that, because the value of the underlying does not incorporate dividends paid on the underlying, the return on these Market Linked Notes does not compensate you for any dividends paid on the underlying. All payments on these Market Linked Notes are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

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Determining payment at maturity

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Note would be calculated. The diagram below assumes an original offering price of $1,000 per security.

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Estimated value of Market Linked Notes with Upside Participation to a Cap and Principal Return at Maturity

The original offering price of these Market Linked Notes will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Notes on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Notes in the applicable pricing supplement. The estimated value of these Market Linked Notes will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Notes, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Notes. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Notes and how it is determined.

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Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Notes may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, you will forgo interest payments, dividend payments (in the case of equity underlyings), and any return in excess of the applicable maximum return.

These Market Linked Notes are not appropriate for all investors, but may be appropriate for investors aiming to:

•	Fully protect against market losses at maturity

•	Gain or increase exposure to different asset classes

•	Obtain exposure to an underlying with a different risk/return profile than a direct investment in that underlying

•	Seek the potential to outperform the underlying in a declining market or, if the participation rate is sufficiently greater than 100%, the potential to outperform the underlying in a low to moderately appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Notes. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Notes are right for you.

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?

•	Does full protection against market declines take precedence for you over uncapped returns, dividend payments, or fixed returns?

•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Notes provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

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General risks and investment considerations

These Market Linked Notes have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Notes and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Notes, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Notes:

•	Performance risk and opportunity costs. Because these Market Linked Notes do not offer a minimum return, the yield that you will receive on these Market Linked Notes may be less than the return you could earn on other investments, including a traditional interest-bearing debt security with the same maturity date of the applicable issuer or another issuer with a similar credit rating, and could be zero.

•	Limited upside. These Market Linked Notes are subject to a maximum return, which will limit your return potential. Because of the maximum return, the return you receive at maturity on these Market Linked Notes, if any, may be lower than the return you could have realized on a direct investment in the underlying held for the term of these Market Linked Notes. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.

•	Liquidity risk. These Market Linked Notes are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Notes are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Notes. Accordingly, you may be unable to sell your Market Linked Notes prior to their maturity date. If you choose to sell these Market Linked Notes prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Notes are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Notes prior to maturity will be affected by numerous factors, such as performance, volatility, and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Notes will always be at a discount to the original offering price plus the maximum return.

•	Costs to investors. The original offering price of these Market Linked Notes will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Notes and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Notes, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Notes is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Notes is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Notes prior to maturity.

•	No periodic interest or dividend payments. These Market Linked Notes do not typically provide periodic interest. These Market Linked Notes linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

•	Estimated value considerations. The estimated value of these Market Linked Notes that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Notes from you at any time after issuance.

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•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Notes. Finally, the estimated value of these Market Linked Notes may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities, or one of their respective affiliates could affect the underlying or the value of these Market Linked Notes.

•	Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

•	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Notes linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Notes may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Notes will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Notes will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Notes linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Notes linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Notes linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

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Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Notes are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Notes and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2019 Wells Fargo Securities, LLC. All rights reserved. IHA-6368213

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